Exhibit 21.1

Exhibit 21.1	Each of the named subsidiaries is not necessarily a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named below. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary at the end of the year covered by this report.

Name	Jurisdiction of Organization	Percentage Ownership
ACE Limited	Switzerland	Publicly held
ACE Insurance (Switzerland) Limited	Switzerland	100%
ACE Reinsurance (Switzerland) Limited	Switzerland	100%
ACE Group Management and Holdings Ltd.	Bermuda	100%
ACE Bermuda Insurance Ltd.	Bermuda	100%
Paget Reinsurance International Ltd.	Bermuda	100%
Paget Reinsurance Ltd.	Bermuda	100%
ACE Capital Title Reinsurance Company (EI# 06-1434264, NAIC# 50028, NY)	USA (New York)	100%
ACE Financial Solutions International, Ltd.	Bermuda	100%
ACE Bermuda International Reinsurance (Ireland) Limited	Ireland	100%
ACE Bermuda International Insurance (Ireland) Limited	Ireland	100%
Corporate Officers & Directors Assurance Ltd. (CODA)	Bermuda	100%
Oasis Real Estate Company Ltd.	Bermuda	100%
Sovereign Risk Insurance Limited	Bermuda	100%
Sovereign Risk Insurance (Dubai) Limited	UAE (Dubai)	100%
ACE Realty Holdings Limited	Bermuda	100%
Oasis Personnel Limited	Cayman Islands	100%
Intrepid Re Limited	Bermuda	100%
Hamlin Capital Holdings Limited	Bermuda	100% Class A shares 50% Class B shares
Hamlin Capital Limited	Bermuda	100% Class A shares 30% Class B shares
ACE Global Markets Limited	England & Wales	100%
ACE Group Holdings Limited	England & Wales	100%
ACE Tarquin	England & Wales	100%
ACE Capital V Limited	England & Wales	100%

Name	Jurisdiction of Organization	Percentage Ownership
ACE Leadenhall Limited	England & Wales	100%
ACE Underwriting Agencies Limited	England & Wales	100%
ACE London Group Limited	England & Wales	100%
ACE Capital Limited	England & Wales	100%
ACE Capital III Limited	England & Wales	100%
ACE Capital IV Limited	England & Wales	100%
ACE London Holdings Limited	England & Wales	100%
ACE Capital II Limited	England & Wales	100%
ACE London Investments Limited	England & Wales	100%
ACE London Aviation Limited	England & Wales	100%
ACE London Underwriting Limited	England & Wales	100%
ACE Underwriting Services Limited	England & Wales	100%
ACE London Services Limited	England & Wales	100%
ACE Capital VI Limited	England & Wales	100%
ACE Services Limited	Cayman Islands	100%
ACE Holdings (Gibraltar) Limited	Gibraltar	100%
ACE Gibraltar Limited	Gibraltar	100%
Oasis Insurance Services Ltd.	Bermuda	100%
ACE Tempest Life Reinsurance Ltd.	Bermuda	100%
ACE Europe Life Limited	England & Wales	100%
ACE Tempest Reinsurance Ltd.	Bermuda	100%
ACE Tempest Re Escritório de Representação no Brasil Ltda.	Brazil	99.999999% 0.0000001% (ACE Tempest Life Reinsurance Ltd.)
Oasis Investments Limited	Bermuda	67% 33% (ACE Bermuda Insurance Ltd.)
Oasis D1 LLC	USA (Delaware)	100%
Oasis D2 LLC	USA (Delaware)	100%

Name	Jurisdiction of Organization	Percentage Ownership
Oasis Investments 2 Ltd.	Bermuda	67% 33% (ACE Bermuda Insurance Ltd.)
ACE Group Holdings, Inc.	USA (Delaware)	100%
ACE (CR) Holdings	England & Wales	100%
ACE Capital VII Limited	England & Wales	100%
ACE (RGB) Holdings Limited	England & Wales	100%
ACE (CIDR) Limited	England & Wales	100%
Ridge Underwriting Agencies Limited	England & Wales	100%
ACE Asset Management Inc.	USA (Delaware)	100%
ACE Life Insurance Company	USA (Connecticut)	100%
ACE INA Holdings Inc.	USA (Delaware)	80% 20% (ACE Limited)
Combined Insurance Company of America	USA (Illinois)	100%
C.I.C.A. Superannuation Nominees Pty. Ltd.	Australia	100%
Combined Insurance Company of Europe Limited	Ireland	100%
Combined Insurance Company of New Zealand Limited	New Zealand	100%
Combined International Services, Ltd.	United Kingdom	100%
Combined Life Insurance Company of Australia	Australia	100%
Combined Life Insurance Company of New York	USA (New York)	100%
Employee Benefit Communications, Inc.	USA (Florida)	100%
Superannuation Fund (CICNZ) Limited	New Zealand	100%
VOL Properties Corporation	USA (Delaware)	100%
Huatai Insurance Company of China, Limited	China	5.91% 9.64% (ACE Tempest Reinsurance Ltd.) 5.78% (ACE US Holdings, Inc.)
Huatai Life Insurance Company, Limited	China	73.84% 24.22% (ACE INA Holdings Inc.)
INA Corporation	USA (Pennsylvania)	100%

Name	Jurisdiction of Organization	Percentage Ownership
ACE INA Properties, Inc.	USA (Delaware)	100%
Conference Facilities, Inc.	USA (Pennsylvania)	100%
INA Tax Benefits Reporting, Inc.	USA (Delaware)	100%
INA Financial Corporation	USA (Delaware)	100%
Brandywine Holdings Corporation	USA (Delaware)	100%
Cravens, Dargan & Company, Pacific Coast	USA (Delaware)	100%
Century Indemnity Company (EI# 06-6105395, NAIC #20710, PA)	USA (Pennsylvania)	100%
Century International Reinsurance Company Ltd.	Bermuda	100%
INA Holdings Corporation	USA (Delaware)	100%
INA Reinsurance Company, Ltd.	Bermuda	100%
ACE INA Properties, Inc.	USA (Delaware)	100%
Conference Facilities, Inc.	USA (Pennsylvania)	100%
ACE INA Financial Institution Solutions, Inc.	USA (Delaware)	100%
American Lenders Facilities, Inc.	USA (California)	100%
ESIS, Inc.	USA (Pennsylvania)	100%
ACE Environmental Health and Safety Consulting (Shanghai) Company Limited	China	100%
ESIS Asia Pacific Pte. Ltd.	Singapore	100%
Hygienetics Environmental Services, Inc.	USA (Delaware)	100%
NewMarkets Insurance Agency, Inc.	USA (Delaware)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (Pennsylvania)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (California)	100%
ACE Financial Solutions, Inc.	USA (Delaware)	100%
ACE Risk Solutions, Inc.	USA (New York)	100%
Indemnity Insurance Company of North America (EI# 06-1016108, NAIC #43575, PA)	USA (Pennsylvania)	100%
ACE Indemnity Insurance Company EI#92-0040526, NAIC #10030, PA)	USA (Pennsylvania)	100%
ACE American Insurance Company (EI#95-2371728, NAIC# 22667, PA)	USA (Pennsylvania)	100%
Pacific Employers Insurance Company (EI#95-1077060, NAIC# 22748, PA)	USA (Pennsylvania)	100%
Illinois Union Insurance Company (EI# 36-2759195, NAIC #27960, IL)	USA (Illinois)	100%

Name	Jurisdiction of Organization	Percentage Ownership
INAMAR Insurance Underwriting Agency, Inc.	USA (New Jersey)	100%
INAMAR Insurance Underwriting Agency, Inc. of Texas	USA (Texas)	100%
Insurance Company of North America (EI# 23-0723970, NAIC #22713, PA)	USA (Pennsylvania)	100%
Bankers Standard Insurance Company (EI# 59-1320184, NAIC #18279, PA)	USA (Pennsylvania)	100%
Bankers Standard Fire and Marine Company (EI#75-6014863, NAIC #20591, PA)	USA (Pennsylvania)	100%
ACE Property and Casualty Insurance Company (EI# 06-0237820, NAIC, #20699, PA)	USA (Pennsylvania)	100%
ACE Fire Underwriters Insurance Company (EI# 06-6032187, NAIC #20702, PA)	USA (Pennsylvania)	100%
Atlantic Employers Insurance Company (EI# 23-2173820, NAIC #38938, NJ)	USA (New Jersey)	100%
ACE Insurance Company of the Midwest (EI# 06-0884361, NAIC #26417, IN)	USA (Indiana)	100%
ACE Tempest Re USA, LLC	USA (Connecticut)	100%
ACE Structured Products, Inc.	USA (Delaware)	100%
Recovery Services International, Inc.	USA (Delaware)	100%
ACE INA International Holdings, Ltd.	USA (Delaware)	100%
INACOMB S.A. de C.V.	Mexico	99.998% 0.002% (AFIA Finance Corporation)
ACE Australia Holdings Pty Limited	Australia	100%
ACE Insurance Limited	Australia	100%
PT. ACE Life Assurance	Indonesia	93.5%
ACE Life Insurance Company Limited	Vietnam	100%
ACE Insurance Company Limited	Vietnam	100%
ACE Seguradora S.A.	Brazil	99.99% 0.01% (AFIA Finance Corporation)
ACE Participacoes Ltda.	Brazil	99% 1% (AFIA Finance Corporation)
ACE Resseguardora S.A.	Brazil	99.9% 1% (ACE INA International Holdings, Ltd.)
ESIS Canada Inc.	Canada	100%
Servicios ACEINA, S.A. de C.V.	Mexico	99.998% one share (AFIA Finance Corporation)
ACE Seguros S.A.	Argentina	94.62% 4.73% (AFIA Finance Corporation)
ACE INA International Holdings Ltd. Agencia Chile	Chile	100%
ACE Seguros de Vida S.A.	Chile	99.5% 0.5% (AFIA Finance Corporation Agencia en Chile)
ACE INA Overseas Holdings, Inc.	USA (Delaware)	100%

Name	Jurisdiction of Organization	Percentage Ownership
ACE European Holdings Limited	England & Wales	100%
ACE European Group Limited	England & Wales	30.8723% 69.1277% (ACE Insurance S.A.- N.V.)
ACE European Holdings No 2 Limited	England & Wales	100%
CJSC ACE Insurance Company	Russia	100%
ACE Insurance S.A.-N.V.	Belgium	99.9492% 0.0507% (ACE INA International Holdings Ltd.)
ACE European Group Limited	England & Wales	69.1277% 30.8723% (ACE European Holdings Limited)
ACE Pension Trustee Limited	England & Wales	100%
CJSC ACE Life Insurance	Russia	100%
ACE Seguradora S.A.	Macau	99.94%
ACE Holdings Limited	Cayman Islands	100%
ACE Insurance Company Egypt S.A.E.	Egypt	96.89% 0.88% (ACE INA Services UK Ltd.) 0.88% (ACE European Holdings Limited)
ACE Life Insurance Company S.A.E.	Egypt	98.34% 0.98% (ACE Holdings Limited) 0.68% (AFIA Finance Corporation)
ACE Synergy Insurance Berhad	Malaysia	51%
ACE Seguros S.A.	Chile	78.33% (AIIH) 12.24% (AFIA Finance Corporation, Agencia en Chile) 9.1% (AFIA Finance Corp. Chile Limitada)
ACE Seguros S.A.	Colombia	99.958%
ACE Seguros S.A.	Ecuador	100%
ACE Seguros S.A.	Mexico	99.9%
ACE Seguros S.A.	Panama	100%
ACE Seguros S.A.	Peru	99.99% 0.01% (AFIA Finance Corporation)

Name	Jurisdiction of Organization	Percentage Ownership
ACE Life Assurance Co. Ltd.	Thailand	75% 25% (Oriental Equity Holdings)
Eksupsiri Company Limited	Thailand	50.99% 49% (AIIH)
ACE Insurance Limited	South Africa	100%
ACE Insurance Limited	New Zealand	100%
ACE International Management Corporation	Pennsylvania	100%
Cover Direct, Inc.	USA (Delaware)	100%
ACE INA G.B. Holdings, Ltd	USA (Delaware)	100%
ACE INA Services U.K. Limited	England & Wales	100%
Century Inversiones, S.A.	Panama	100%
ACE Arabia Insurance Company Limited E.C.	Bahrain	50%
ACE Insurance Limited	Pakistan	100%
ACE INA Overseas Insurance Company Ltd.	Bermuda	100%
ACE Canada Holdings, Inc.	USA (Delaware)	100%
INACAN Holdings Ltd.	Canada (Ontario)	100%
ACE INA Insurance	Canada	100%
ACE INA Life Insurance	Canada	100%
ACE Tempest Re Canada Inc.	Canada (Quebec)	100%
ACE Insurance Limited	Singapore	100%
ACE Insurance	Japan	100%
ACE Chintai SSI	Japan	100%
ACE Songai Service Kabushikigaisha	Japan	100%
ACE Marketing Group C.A.	Venezuela	100%
ACE Insurance Company (EI# 66-0437305, NAIC #30953, PR)	Puerto Rico	100%
ACE Insurance Agency, Inc.	Puerto Rico	100%
ACE Insurance Limited	Hong Kong	100%
ACE Alternative Risk Ltd. (formerly ACE Risk Management International Ltd.)	Bermuda	100%
DELPANAMA S.A.	Panama	100%
INAMEX S.A.	Mexico	100%
Oriental Equity Holdings Limited	British Virgin Islands	100%
AFIA Finance Corporation	USA (Delaware)	100%
AFIA Finance Corporation Agencia en Chile	Chile	100%
AFIA Venezolana C.A.	Venezuela	100%
ACE ICNA Italy Societa a Responsabilita Limitata	Italy	99.7% 0.3% (AIIH)
Siam Liberty Company Limited	Thailand	49% (AFC) 50.70% (Nam EK)

Name	Jurisdiction of Organization	Percentage Ownership
ACE Servicios S.A.	Argentina	100%
AFIA Finance Corp. Chile Limitada	Chile	98% 2% (AIIH)
Pembroke Reinsurance, Inc.	USA (Delaware)	100%
PT. ACE INA Insurance	Indonesia	95.3% 4.7% (PT. Adi Citra Mandiri)
RIYAD Insurance Co. Ltd.	Bermuda	80%
ACE Asia Pacific Services Pte. Ltd. (formerly Safire Private Limited)	Singapore	100%
ACE Asia Pacific Services Sdn Bhd	Malaysia	100%
AFIA (INA) Corporation, Limited	USA (Delaware)	100%
AFIA	Unincorporated Association	60%
AFIA (ACE) Corporation, Limited	USA (Delaware)	100%
INAVEN, C.A. “Venezuela”	Venezuela	100%
ACE US Holdings, Inc.	USA (Delaware)	100%
ASI Administrative Services Inc.	Canada (Yukon)	100%
Rhea International Marketing (L), Inc.	Malaysia	60%
Westchester Fire Insurance Company (EI# 13-5481330, NAIC# 21121, NY)	USA (New York)	100%
Westchester Surplus Lines Insurance Company (EI# 58-2139927, NAIC #10172, GA)	USA (Georgia)	100%
Westchester Specialty Services, Inc.	USA (Florida)	100%
Westchester Specialty Insurance Services, Inc.	USA (Nevada)	100%